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                                                                    EXHIBIT 99.7


                      NON-QUALIFIED STOCK OPTION AGREEMENT

         This NON-QUALIFIED STOCK OPTION AGREEMENT (this "Agreement") is entered into as of March 15, 2005 by and between VERSO TECHNOLOGIES, INC., a Minnesota corporation (the "Company"), and Lewis Jaffe ("Optionee"), and effective as of November 3, 2004 (the "Date of Grant").

                                   WITNESSETH

         WHEREAS, the Board of Directors of the Company (the "Board") desires to give Optionee an inducement to acquire a proprietary interest in the Company and an added incentive to advance the interests of the Company by granting to Optionee an option to purchase shares of common stock of the Company, par value $.01 per share (the "Common Stock"); and

         WHEREAS, Board desires to memorialize the grant of the Option (as defined below) to the Optionee made on the Date of Grant;

         NOW, THEREFORE, in consideration of the mutual covenants and conditions hereinafter set forth, the parties hereto hereby agree as follows:

I.       DEFINITIONS.

         For purposes of this Agreement, the following terms will have the meanings set forth below, unless the context clearly otherwise requires:

         "Change of Control" means:

                  (i) the sale, lease, exchange or other transfer, directly or indirectly, of substantially all of the assets of the Company (in one transaction or in a series of related transactions) to a person or entity that is not controlled by the Company;

                  (ii) the approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company;

                  (iii) any person becomes after the Date of Grant a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act ), directly or indirectly, of (a) 20% or more, but less than 50%, of the combined voting power of the Company's outstanding securities ordinarily having the right to vote at elections of directors, unless the transaction resulting in such ownership has been approved in advance by the Incumbent Directors, or (b) 50% or more of the combined voting power of the Company's outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the Incumbent Directors);

                  (iv) a merger or consolidation to which the Company is a party if the shareholders of the Company immediately prior to effective date of such merger or consolidation have "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act), immediately


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following the effective date of such merger or consolidation, of securities of the surviving corporation representing (a) more than 50%, but less than 80%, of the combined voting power of the surviving corporation's then outstanding securities ordinarily having the right to vote at elections of directors, unless such merger or consolidation has been approved in advance by the Incumbent Directors, or (b) 50% or less of the combined voting power of the surviving corporation's then outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the Incumbent Directors);

                  (v) the Incumbent Directors cease for any reason to constitute at least a majority of the Board; or

                  (vi) any other change in control of the Company of a nature that would be required to be reported pursuant to Section 13 or 15(d) of the Exchange Act, whether or not the Company is then subject to such reporting requirements.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Disability" means the disability of Optionee such as would entitle Optionee to receive disability income benefits pursuant to the long-term disability plan of the Company or Subsidiary then covering Optionee or, if no such plan exists or is applicable to Optionee, the permanent and total disability of Optionee within the meaning of Section 22(e)(3) of the Code.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Incumbent Directors" means any individuals who are members of the Board on the Date of Grant and any individual who subsequently becomes a member of the Board whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the Incumbent Directors (either by specific vote or by approval of the Company's proxy statement in which such individual is named as a nominee for director without objection to such nomination).

         "Retirement" means termination of employment or service pursuant to and in accordance with the regular (or, if approved by the Board, early) retirement/pension plan or practice of the Company or Subsidiary then covering Optionee, provided that if Optionee is not covered by any such plan or practice, Optionee will be deemed to be covered by the Company's plan or practice for purposes of this determination.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Subsidiary" means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Board.


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II.      GRANT OF OPTION.

         A. Option and Option Shares. The Company hereby grants to Optionee the right, privilege and option (the "Option") to purchase 250,000 shares (the "Option Shares") of Common Stock according to the terms and subject to the conditions hereinafter set forth. The Option is a "non-qualified stock option," and the Option is not intended to be an "incentive stock option" within the meaning of Section 422 of the Code.

         B. Adjustment of Option. In the event of any reorganization, merger, consolidation, recapitalization, reclassification, stock dividend, stock split, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other change in the corporate structure or shares of the Company, the Board (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) will make appropriate adjustment (which determination will be conclusive) as to, in order to prevent dilution or enlargement of the rights of Optionee hereunder, (i) the number and kind of securities or other property (including cash) issuable upon exercise of the Option, and (ii) the exercise price of the Option.

III.     OPTION EXERCISE PRICE.

         The exercise price to be paid by Optionee upon exercise of the Option or any portion thereof shall be $0.75 per Option Share purchased (the "Exercise Price").

IV.      EXERCISABILITY AND EXPIRATION OF OPTION.

         A.       Exercisability.

                  (i) The Option shall vest and first become exercisable with respect to 25% of the Option Shares on each of November 3, 2005, November 3, 2006, November 3, 2007 and November 3, 2008, and once vested, shall be exercisable any time thereafter until the Expiration Date (as defined below).

                  (ii) Notwithstanding anything herein to the contrary, upon a Change of Control the Option will become immediately exercisable in full and will remain exercisable through the Expiration Date, regardless of whether the Optionee to whom such Options have been granted remains in the employ or service of the Company or any Subsidiary.

         B. Expiration. In no event shall the Option be exercisable after, and this Option shall become void and expire as to all unexercised Option Shares at, 11:59 p.m. Eastern Time on November 3, 2014 (the "Expiration Date"), unless the Option shall be sooner terminated as provided herein.


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         C.       Termination of Employment.

                  (i) In the event Optionee's employment with the Company and all Subsidiaries is terminated by reason of death, Disability or Retirement, the Option will remain exercisable for a period of one (1) year after such termination (but in no event may the Option be exercised after the Expiration
Date), at which time the Option shall terminate to the extent not then exercised.

                  (ii) In the event Optionee's employment with the Company and all Subsidiaries is terminated for any reason other than death, Disability or Retirement, or Optionee is in the employ or service of a Subsidiary and the Subsidiary ceases to be a Subsidiary of the Company (unless Optionee continues in the employ or service of the Company or another Subsidiary), all rights of Optionee hereunder will immediately terminate without notice of any kind, and the Option will not thereafter be exercisable; provided, however, that (a) if such termination is due to any reason other than termination by the Company or any Subsidiary for "cause," the Option will remain exercisable for a period of three (3) months after such termination (but in no event may the Option be exercised after the Expiration Date), and (b) if such termination is due to termination by the Company or any Subsidiary for "cause", the Option will remain exercisable as of such termination for a period of one (1) month after such termination (but in no event may the Option be exercised after the Expiration Date.

                  (iii) For purposes of this Section IV.C., "cause" (as determined by the Board) will be as defined in any employment or other agreement or policy applicable to Optionee or, if no such agreement or policy exists, will mean (a) fraud, misrepresentation, embezzlement or deliberate injury or attempted injury, in each case related to the Company or any Subsidiary, (b) any unlawful or criminal activity of a serious nature, (c) any intentional and deliberate breach of a duty or duties that, individually or in the aggregate, are material in relation to Optionee's overall duties, or (d) any material breach of any employment, service or noncompete agreement entered into with the Company or any Subsidiary.

                  (iv) Unless the Board otherwise determines in its sole discretion, Optionee's employment will be deemed to have terminated on the date recorded on the personnel or other records of the Company or the Subsidiary for which Optionee provides employment, determined by the Board in its sole discretion based upon such records.

V.       MANNER OF OPTION EXERCISE.

         A. Notice. This Option may be exercised by Optionee in whole or in part from time to time, subject to the conditions contained herein, by delivery in person, by facsimile, electronic transmission or through the mail, of written notice of exercise to the Company at its office at 400 Galleria Parkway Suite 300, Atlanta, GA 30339, or such other office as the Company may designate (Attention: Chief Financial Officer), and by paying in full the total exercise price for the Option Shares purchased. The notice of Option exercise shall be in the form determined from time to time by the Board. As soon as practicable after such notice and payment are received, and subject to the terms hereof, the Optionee shall be recorded on the books of the


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Company as the owner of the Option Shares purchased and the Company shall deliver to Optionee one or more duly issued stock certificates evidencing such ownership.

         B. Payment. At the time of exercise of the Option, Optionee shall pay the total exercise price of the Option Shares to be purchased in cash.

         C. Payment of Withholding Taxes. As a condition of exercise of the Option, the Company may, in its sole discretion, withhold and deduct from future wages of Optionee (or from other amounts that may be due and owing to Optionee from the Company or a Subsidiary), or require Optionee to pay or reimburse the Company, for all legally required amounts necessary to satisfy any and all federal, state and local withholding and employment-related tax requirements attributable to any taxes which the Company determines are required to be withheld in connection with the grant or any exercise of the Option.

VI.      NONTRANSFERABILITY.

         This Agreement shall not be assignable or transferable by Optionee otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, and the Option shall not be exercised by any person other than Optionee (or Optionee's personal representative or attorney-in-fact) during Optionee's lifetime. After the death of Optionee, the person to whom Optionee's rights hereunder pass under Optionee's will or under the laws of descent and distribution shall be deemed the holder of the Option. Any attempt to transfer this Option except as authorized by this Section VI. shall void this Option.

VII.     LIMITATION OF RIGHTS.

         A. Employment of Optionee. Nothing in this Agreement shall be construed to be evidence of any agreement or understanding, express or implied, that the Company or any of its Subsidiaries will employ Optionee in any particular position at any particular rate of compensation or for any particular period of time, and nothing herein will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment or service of Optionee at any time.

         B. Rights as a Shareholder. As a holder of the Option, Optionee will have no rights as a shareholder of the Company unless and until the Option is exercised for, or paid in the form of, Common Stock and Optionee becomes the holder of record of such shares.

VIII.    SECURITIES LAWS AND OTHER RESTRICTIONS.

         Notwithstanding any other provision hereof, the Company will not be required to issue any Option Shares, and Optionee may not sell, assign, transfer or otherwise dispose of any Option Shares issued upon exercise of the Option, unless (i) there is in effect with respect to such shares a registration statement under the Securities Act and any applicable state securities laws or an exemption from such registration under the Securities Act and applicable state securities laws, and (ii) there has been obtained any other consent, approval or permit from any other regulatory


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body which the Board, in its sole discretion, deems necessary or advisable. The
Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing Option Shares, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

IX.      MISCELLANEOUS.

         A. Governing Law. This Agreement and all rights and obligations hereunder shall be governed by the laws of the State of Georgia, without regard to its principles of conflicts of laws.

         B. Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

         C. Investment Intent. Optionee hereby represents that all Option Shares purchased by Optionee pursuant to the exercise of all or any portion of the Option will be acquired only for investment and not with a view to distribution or resale.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed effective the day and year first above written.

                                        VERSO TECHNOLOGIES, INC.


                                        By: /s/ Juliet M. Reising
                                           ------------------------------------
                                        Its: Chief Financial Officer
                                           ------------------------------------


                                        OPTIONEE


                                        ---------------------------------------
                                        Lewis Jaffe


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